As Filed With the Securities and Exchange Commission on April 26, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-1812853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900 Nashville, Tennessee 37201
(Address of Principal Executive Offices)
PINNACLE FINANCIAL PARTNERS, INC. SECOND AMENDED AND RESTATED 2018 OMNIBUS Equity Incentive Plan
(Full title of the plan)

M. Terry Turner Pinnacle Financial Partners, Inc. 150 Third Avenue South, Suite 900 Nashville, Tennessee 3720 (615) 744-3700 (Name, Address, and Telephone Number of Registrant’s agent for service)

Copy to:
D. Scott Holley, Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒                            Accelerated Filer ☐
Non-accelerated Filer  ☐                            Smaller reporting company ☐
        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Registration of Additional Securities Pursuant to General Instruction E

This Registration Statement on Form S-8 (“Registration Statement”) is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,000,000 additional shares of Common Stock, $1.00 par value, of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Registrant”), for the Registrant’s Second Amended and Restated 2018 Omnibus Equity Incentive Plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference herein and shall be deemed a part hereof from the date of filing of such document:

a.The contents of the Registration Statement on Form S-8 (Registration No. 333-224839) previously filed with the Commission on May 10, 2018;

b.The contents of the Registration Statement on Form S-8 (Registration No. 333-255437) previously filed with the Commission on April 22, 2021;

c.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, previously filed with the Commission on February 26, 2024 (including the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 11, 2024 specifically incorporated by reference herein);

d.The Registrant’s Current Reports on Form 8-K previously filed with the Commission on January 22, 2024, February 27, 2024 and April 26, 2024; and

e.The description of the Registrant’s Common Stock, par value $1.00 per share, contained in the Registrant’s Registration Statement on Form 8-A/A previously filed with the Commission and dated January 12, 2009, including all amendments and reports filed for purposes of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents (other than any information furnished to, rather than filed with, the Commission, unless expressly stated otherwise therein). The most recent information that we file with the Commission automatically updates and supersedes older information.

Item 8. Exhibits.

5.1    Opinion of Bass, Berry & Sims PLC.

23.1    Consent of Crowe LLP.

23.2    Consent of Crowe LLP.

23.3 Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page to the Registration Statement).

99.1     Pinnacle Financial Partners, Inc. Second Amended and Restated 2018 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Commission on April 26, 2024).

107 Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 26th day of April, 2024.

PINNACLE FINANCIAL PARTNERS, INC.

    By: /s/ M. Terry Turner
M. Terry Turner
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Terry Turner and Robert A. McCabe, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ Robert A. McCabe, Jr.	Chairman and Director	April 26, 2024
Robert A. McCabe, Jr.

/s/ M. Terry Turner	President, Chief Executive Officer	April 26, 2024
M. Terry Turner	and Director (Principal Executive Officer)

/s/ Harold R. Carpenter	Chief Financial Officer	April 26, 2024
Harold R. Carpenter	(Principal Financial and Accounting Officer)

/s/ Richard D. Callicutt	Director, Chairman of the Carolinas	April 26, 2024
Richard D. Callicutt	and Virginia

/s/ Abney S. Boxley	Director	April 26, 2024
Abney S. Boxley

/s/ Charles E. Brock	Director	April 26, 2024
Charles E. Brock

/s/ Renda J. Burkhart	Director	April 26, 2024
Renda J. Burkhart

/s/ Gregory L. Burns	Director	April 26, 2024
Gregory L. Burns

/s/ Thomas C. Farnsworth, III	Director	April 26, 2024
Thomas C. Farnsworth, III

/s/ Joseph Galante	Director	April 26, 2024
Joseph Galante

/s/ Glenda Baskin Glover	Director	April 26, 2024
Glenda Baskin Glover

/s/ David B. Ingram	Director	April 26, 2024
David B. Ingram

/s/ Decosta E. Jenkins	Director	April 26, 2024
Decosta E. Jenkins

/s/ G. Kennedy Thompson	Director	April 26, 2024
G. Kennedy Thompson